Exhibit 5.1

[Letterhead of McDermott Will & Emery LLP]

May 21, 2010

Depomed, Inc.

1360 O’Brien Drive

Menlo Park, California 94025

Re: Registration Statement Form S-8

Ladies and Gentlemen:

We have acted as counsel to Depomed, Inc., a California corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on or about May 21, 2010, for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), (i) 2,500,000 shares of the Company’s Common Stock, no par value, issuable under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) and (ii) 500,000 shares of its Common Stock issuable under the Company’s Employee Stock Purchase Plan (the “ESPP”). The 2004 Plan and ESPP are collectively referred to as the “Plans.” All 3,000,000 shares of Common Stock issuable under the Plans are collectively referred to herein as the “Shares.”

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

In rendering our opinion, we have examined the following records, documents and instruments:

(a)                                  The Amended and Restated Articles of Incorporation of the Company, as amended, certified by the California Secretary of State as of June 29, 2008, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

(b)                                 The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c)                                  A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares and the Registration Statement, and (ii) certifying as to certain factual matters;

(d)                                 A Certificate of Status - Domestic Corporation relating to the good standing of the Company in the State of California, issued by the Secretary of State of the State of California on May 14, 2010; a California Franchise Tax Board letter, dated May 12, 2010, relating to the good standing of the Company with that agency;

(e)                                  The Registration Statement;

(f)                                    The Plans; and

(g)                                 An electronic mail message from Continental Stock Transfer & Trust Company, the Company’s transfer agent, dated May 20, 2010, as to the number of shares of the Company’s Common Stock that were outstanding on May 19, 2010.

This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Plans is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued by the Company, will be duly authorized, legally issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to our firm, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP